EXHIBIT 99.1
     The following unaudited pro forma condensed consolidated financial information presented for the balance sheet as of June 28, 2003 and for the statements of operations for the year ended December 31, 2002 and the six month period ended June 28, 2003, is based upon the Company's historical results of operations, adjusted to reflect the pro forma effect as if the sale of certain assets of HIL and the sale of the common stock of HIL had occurred on January 1, 2002. The historical consolidated financial information presented herein should be read in conjunction with the audited consolidated financial statements and notes thereto appearing in the Company's annual report on Form 10-K for the year ended December 31, 2002, and the unaudited consolidated financial statements and notes thereto included in the Company's quarterly report on Form 10-Q for the six months ended June 28, 2003.

     The unaudited pro forma condensed consolidated financial information is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred had the disposition actually been completed on the indicated dates.

                    HAMPSHIRE GROUP, LIMITED AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
                                 (in thousands)
                                  JUNE 28,2003
                                         Historical  Disposition[3]  Pro forma
                                         ----------  -------------   ---------
ASSETS
------
Current assets:
  Cash and cash equivalents              $ 44,433       $ (5,342)     $ 39,091
  Accounts receivable trade-net            16,629            -          16,629
  Notes and other accounts receivable-net   1,283           (284)          999
  Inventories                              29,506            -          29,506
  Other current assets                     10,083         (2,433)        7,650
                                         --------       --------      --------
    Total current assets                  101,934         (8,059)       93,875

Property, plant and equipment-net           2,279           (629)        1,650
Real property investments-net              31,780        (31,780)          -
Long-term investments-net                   3,748         (3,748)          -
Goodwill                                    8,020            -           8,020
Other assets                                1,892            (88)        1,804
                                         --------       --------      --------
    Total assets                         $149,653       $(44,304)     $105,349
                                         ========       ========      ========
LIABILITIES
-----------
Current liabilities:
  Current portion of long-term debt      $  2,798       $   (868)     $  1,930
  Accounts payable                          8,182           (250)        7,932
  Accrued expenses and other liabilities    9,850         (1,956)        7,894
                                         --------       --------      --------
    Total current liabilities              20,830         (3,074)       17,756
Long-term debt                             17,754        (11,136)        6,618
Deferred compensation                       2,286            -           2,286
                                         --------       --------      --------
    Total liabilities                      40,870        (14,210)       26,660
                                         --------       --------      --------
STOCKHOLDERS' EQUITY
--------------------
Common stock                                  475            -             475
Additional paid-in capital                 31,778            -          31,778
Retained earnings                          75,868         (5,358)       70,510
Accumulated other comprehensive gain          831           (831)          -
Treasury stock                               (169)       (23,905)      (24,074)
                                         --------       --------      --------
     Total stockholders' equity           108,783        (30,094)       78,689
                                         --------       --------      --------
     Total liabilities and
        stockholders' equity             $149,653       $(44,304)     $105,349
                                         ========       ========      ========

See accompanying notes to the unaudited pro forma condensed consolidated financial information.

                    HAMPSHIRE GROUP, LIMITED AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF
                                   OPERATIONS
                      (in thousands, except per share data)
                     FOR THE SIX MONTHS ENDED JUNE 28, 2003
                                              Reclassifi-   Disposi-
                                 Historical    cation (2)     tion[3]  Pro forma
                                 ----------   -----------   ---------  ---------
Net sales                         $ 83,128                              $ 83,128
Cost of goods sold                  63,054                                63,054
                                  --------                              --------
  Gross profit                      20,074                                20,074
Rental revenue                       1,711      $ (1,711)                    -
                                  --------      --------                --------
                                    21,785        (1,711)                 20,074
Selling, general and
  administrative expenses           21,869        (1,184)                 20,685
Net investment transactions
  and impairment charges              (382)          382                     -
                                  --------      --------                --------
Income (loss) from operations          298          (909)                   (611)
Other income (expense):
  Interest expense                    (719)          319                    (400)
  Interest income                      556           (18)                    538
  Other                                105           (21)                     84
                                  --------      --------                --------
Income (loss) from continuing
  operations before income taxes       240          (629)                   (389)
Provision (benefit) for income taxes    90          (242)                   (152)
                                  --------      --------                --------
Income (loss) from continuing
  operations                           150          (387)                 $ (237)

Loss from operations and disposal
 of discontinued operations                          387     $(5,358)     (4,971)
                                  --------      --------    --------    --------
Net Income                         $   150       $   -       $(5,358)    $(5,208)
                                  ========      ========    ========    ========

Per Share Information:

Income (loss) from continuing
  operations           Basic         $0.03                                $(0.06)
                                     =====                                ======
                       Diluted       $0.03                                $(0.06)
                                     =====                                ======
Loss from operations and
 disposal of discontinued
 operations            Basic                                              $(1.24)
                                                                          ======
                       Diluted                                            $(1.20)
                                                                          ======
Weighted average number of
  shares outstanding - Basic         4,709                      (700)[4]   4,009
                                     =====                    ======       =====
                       Diluted       4,840                      (700)[4]   4,140
                                     =====                    ======       =====

    See accompanying notes to the unaudited pro forma condensed consolidated financial information.

                    HAMPSHIRE GROUP, LIMITED AND SUBSIDIARIES
            PRO FORMA UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF
              OPERATIONS (in thousands, except per share data) FOR
                        THE YEAR ENDED DECEMBER 31, 2002

                                              Reclassifi-   Disposi-
                                 Historical    cation (2)     tion[3]  Pro forma
                                 ----------   -----------   ---------  ---------
Net sales                         $293,268                             $293,268
Cost of goods sold                 210,336                              210,336
                                  --------                             --------
  Gross profit                      82,932                               82,932
Rental revenue                       3,194     $(3,194)                     -
                                  --------     -------                 --------
                                    86,126      (3,194)                  82,932
Selling, general and
  administrative expenses           54,259      (2,443)                  51,816
Net investment transactions
  and impairment charges             3,277      (3,277)                     -
                                  --------     -------                 --------
Income from operations              28,590       2,526                   31,116
Other income (expense):
  Interest expense                  (2,016)        657                   (1,359)
  Interest income                      476         (56)                     420
  Other                                 98        (369)                    (271)
                                  --------     -------                 --------
Income from continuing operations
  before income taxes               27,148       2,758                   29,906
Provision for income taxes          10,100       1,265                   11,365
                                  --------     -------                 --------
Income from continuing operations   17,048       1,493                   18,541

Loss from operations and disposal
 of discontinued operations            -        (1,493)     $(4,971)     (6,464)
                                  --------     -------      -------    --------
  Net income                       $17,048     $   -        $(4,971)    $12,077
                                  ========     =======      =======    ========
Per Share Information:

Income (loss) from continuing
  operations           Basic         $3.62                               $ 4.62
                                     =====                               ======
                       Diluted       $3.53                               $ 4.49
                                     =====                               ======
Loss from operations and
 disposal of discontinued
 operations            Basic                                             $(1.62)
                                                                         ======
                       Diluted                                           $(1.56)
                                                                         ======
Weighted average number of
  shares outstanding - Basic         4,711                     (700)[4]   4,011
                                     =====                  =======      ======
                       Diluted       4,834                     (700)[4]   4,134
                                     =====                  =======      ======

    See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

                    HAMPSHIRE GROUP, LIMITED AND SUBSIDIARIES
        NOTES TO THE UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

     On October 8, 2003, Hampshire Investments, Limited ("HIL"), a subsidiary of Hampshire, Group, Limited ("HGL"), sold certain assets to K Holdings, L. L. C., a company controlled by Ludwig Kuttner, Chairman and Chief Executive Officer of HGL, for a purchase price of 250,000 shares of HGL common stock. Immediately after this sale, HGL sold all of the outstanding shares of capital stock of HIL to an investor group including Mr. Kuttner, Peter Woodworth, a Director of HGL, and Charles Clayton, Treasurer of HGL, for a purchase price of 450,000 shares of HGL. The assumed fair market value of the HGL common stock received in the two transactions was $23,905,000 using a price of $34.15 per share, as reported by NASDAQ at the market close of October 7, 2003, the trading day prior to the date on which the transactions were consummated.

1. The unaudited pro forma condensed consolidated financial statements are for information purposes only and are not necessarily indicative of the results of future operations or the actual results that would have been achieved had the sale been consummated during the periods indicated. The pro forma adjustments are based on the best information available to date, which may change as additional information is obtained.

2. This column reflects the reclassification of all items related to the disposition of Hampshire Investments, Limited. The amounts for the pro forma condensed consolidated statements of operations reflect only the direct revenues and expenses of HIL and do not reflect either an allocation of management fees or an allocation of interest on general corporate indebtedness of HIL that is not directly affected by the transaction. The income of HIL of $387,000 net of tax, for the six months ended June 28, 2003 and the loss of $1,493,000, net of tax for the year ended December 31, 2002 would be classified as income and loss respectively, on the operations of discontinued operations in the consolidated financial statements of HGL.

3. Represents the loss net of tax, on the disposition of the HIL discontinued operations as:

     a) The net proceeds of $23,905,000 (as discussed above) for the sale of certain HIL assets and its common stock, less

     b) Costs incurred of $900,000 in connection with the disposition of HIL, including the investment advisors and legal counsel engaged by the Special Committee of the Board of Directors and accounting fees, less

     c) The value of the net assets of HIL at June 28, 2003 and December 31, 2002.

          Advances from HGL were considered as capital contributions as of the beginning of the respective reporting period.

          The loss of $5,358,000 at June 28, 2003 and $4,971,000 at December 31,
          2002, presented net of tax benefit of $51,000 and tax provision of $191,000, respectively. Substantially the entire amount of the loss is classified as a capital loss and since the benefit of HGL's future utilization of the capital loss is deemed unlikely, no tax benefit has been recognized in the pro forma financial statements.

4. Reduction of the weighted average basic and diluted shares to reflect the 700,000 shares of HGL common stock acquired by HGL in connection with the transactions.